Exhibit 10.1
Execution Copy
FIRST AMENDMENT TO AMENDED AND RESTATED LICENSE AGREEMENT
     This First Amendment to Amended and Restated License Agreement (this “Amendment”) is entered into effective as of June 13, 2007 (the “Amendment Date”) by and between Ramot at Tel Aviv University, Company Registration No. 51-066714-0, a corporation duly-organized and existing under the laws of the State of Israel (“Ramot”) and EPIX Pharmaceuticals, Inc., a corporation duly-organized and validly existing under the laws of the State of Delaware, as successor-in-interest to Predix Pharmaceuticals Holdings, Inc. (“EPIX”; Ramot and EPIX are hereinafter each a “Party” and are collectively the “Parties”).
     WHEREAS, the Parties entered into that certain Amended and Restated License Agreement dated May 20, 2004 (the “Agreement”); and
     WHEREAS, the Parties now desire to amend the Agreement as set forth herein.
     NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows.
     1. Definitions. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Agreement.
     2. Amendment of Agreement. Effective as of the Amendment Date, Section 1.26 of the Agreement is hereby deleted in its entirety and replaced with the following text:
“1.26 “Sublicense Income” shall mean all amounts and other consideration received by EPIX or an Affiliate of EPIX, in connection with a Sublicense, excluding loans given at prevailing market conditions, research funding specifically committed to cover costs actually incurred by EPIX in the research and development of Licensed Products under and in accordance with detailed budgets and workplans included in bona-fide sublicense agreements with Sublicensees solely to the extent such funding does not exceed the actual cost of performing the research (if reimbursement exceeds such costs only the excess amount will be “Sublicense Income”) and equity investments in EPIX to the extent made at fair market value (if the investment exceeds the fair market value, only the excess amount will be “Sublicense Income”); provided that in the event that EPIX or an Affiliate of EPIX receives non-monetary consideration in connection with any such Sublicense or in the case of transactions not at arm’s length, Sublicense Income shall be calculated based on the fair market value of such consideration or transaction, assuming an arm’s length transaction made in the ordinary course of business. For purposes of this definition, the term “fair market value” with respect to EPIX equity means (i) if EPIX stock is publicly traded on a national securities exchange (including the Nasdaq National Market), the average closing price of such EPIX stock for the [********] trading days prior to the [********] Sublicense or the Sublicensee’s equity investment in EPIX, whichever is the first to occur; or (ii) if EPIX’s stock is only publicly
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

traded in an over the counter market, the average of the closing bid and asking prices for such stock for the [********] trading days prior to the [********] Sublicense or the Sublicensee’s equity investment in EPIX, whichever is the first to occur, or (iii) if EPIX stock is not publicly traded, the value of EPIX equity as determined in good faith by the Board of Directors of EPIX taking into consideration the value most recently paid by a Third Party for shares of such equity and any material events that have occurred subsequent to such purchase. For the purpose of the foregoing definition, the term “EPIX stock” and “EPIX equity” shall include the stock or equity of any permitted assignee of EPIX’s rights and obligations hereunder pursuant to Section 11.3 of this Agreement.”
     3. Payments. Reference is made hereby to that certain Development and License Agreement entered into among SmithKlineBeecham Corporation, doing business as GlaxoSmithKline, Glaxo Group Limited and EPIX Pharmaceuticals, Inc. dated December 11, 2006 (the “GSK Agreement”). The Parties hereby agree and acknowledge the purchase by GSK of seventeen million five hundred thousand dollars ($17,500,000) worth of EPIX common stock in connection with the closing of the transaction described in the GSK Agreement (the “Equity Investment”). Within thirty (30) days following the Amendment Date, EPIX will pay Ramot [********] . The Parties agree that such payment (together with the amount of [********] already paid to Ramot in connection with the Equity Investment, receipt of which is hereby confirmed) shall constitute timely payment in full under the Agreement of all amounts owed to Ramot in connection with the Equity Investment.
     4. Confirmation of Terms. The remainder of the Agreement shall continue in full force and effect in accordance with its terms.
     IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly-authorized representatives as of the Amendment Date.

EPIX PHARMACEUTICALS, INC.		RAMOT AT TEL AVIV UNIVERSITY LTD.

By:	/s/ Kim C. Drapkin	By:	/s/ Yehuda Niv

	Name: Kim C. Drapkin		Name: Yehuda Niv
	Title: CFO		Title: CEO

		By:	/s/ Ze’ev Weinfeld

Name: Ze’ev Weinfeld
Title: Executive Vice President Business Development
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.